SGI Reports Financial Results for the Third Quarter of Fiscal 2015

Highest Bookings in Over 3 Years

MILPITAS, CA -- (Marketwired - April 29, 2015) - SGI (NASDAQ: SGI), a global leader in high performance solutions for compute, data analytics, and data management, today reported financial results for its fiscal third quarter 2015 ended March 27, 2015.

Total revenue for the fiscal third quarter was $119 million, a decrease of 14% from $138 million in the previous quarter and a decrease of 5% from $124 million in the third fiscal quarter of 2014.

GAAP net loss for the fiscal third quarter was $9 million, or $(0.25) per share, compared with a GAAP net loss of $10 million, or $(0.30) per share, in the prior quarter, and a GAAP net loss of $22 million, or $(0.64) per share, in the third quarter of fiscal 2014. Non-GAAP net loss for the quarter was $3.4 million, or $(0.10) per share, compared with a non-GAAP net income of $0.1 million, or breakeven per diluted share, in the prior quarter and a non-GAAP net loss of $7 million, or $(0.22) per share, in the year-ago period.

"Demand for our HPC solutions remained robust this quarter as bookings increased significantly, driven by multiple large program wins across the company, including our Federal business and international operations," said Jorge Titinger, President and CEO of SGI. "In addition, we received certification for our UV solution for SAP HANA for up to 16-sockets, which represents a significant milestone as we position to capture share in the In-Memory market."

"Looking at the fiscal year, it now appears likely that revenue for one of our large DoD projects will be delayed one quarter, adding to what we believe will be a strong first half of fiscal 2016. Overall, we remain encouraged by our progress in diversifying our HPC business, entering the In-Memory market with our UV products and continuing our focus on operational excellence," continued Titinger.

Recent Highlights

  SGI's Federal business continues to strengthen with significant successes across the intelligence community, the Department of Defense and multiple civilian agencies. SGI's HPC and HPDA capabilities are providing mission focused capability and speeding time to insight and discovery. SGI has been awarded several large programs and contract vehicles with multi-year funding available for data analytics solutions, shared memory and cluster products.

  The fourth largest oil and gas company in the world, TOTAL S.A., selected SGI to upgrade its supercomputer "Pangea," with a new ICE™ X system to increase Pangea with an additional 4.4 petaflops of compute power. With this upgrade, Pangea will continue to be the largest commercial supercomputer in the world.

  The UK Atomic Weapons Establishment (AWE) selected SGI's record-breaking ICE XA systems for its new supercomputer to support complex scientific modeling at high resolution and faster processing speeds for research and development. This will be one of the first global customer installations of SGI ICE XA, taking energy efficiency and flexible packaging to new levels.

  The Japan Atomic Energy Agency awarded SGI a contract for its fully integrated, 2.4 petaflop, 35 rack ICE-X supercomputer and storage system for its comprehensive R&D institute dedicated to nuclear energy. This system will be the largest Intel Xeon-based supercomputer in Japan.

Fiscal Fourth Quarter and Full Year Guidance

  The company expects total revenue for its fiscal fourth quarter ending June 26, 2015 to be in the range of $130 million to $145 million.

  The company expects non-GAAP net loss for the fiscal fourth quarter is expected to be in the range of $4 to $8 million, or $(0.12) to $(0.24) per share after excluding approximately $5 million of recurring adjustments for stock-based compensation expense, restructuring and severance costs, intangibles amortization and other items. GAAP net loss for the fiscal fourth quarter to be in the range of $9 to $13 million, or $(0.26) to $(0.38) per share.

  The company expects total revenue for its fiscal year ending June 26, 2015 to be in the range of $500 million to $515 million.

Webcast and Conference Call Information

Management will host a conference call and a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com beginning at 1:30 p.m. PT (4:30 p.m. ET). A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the 1:30 p.m. PT (4:30 p.m. ET) earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 24094588.

About SGI

SGI is a global leader in high performance solutions for compute, data analytics and data management that enable customers to accelerate time to discovery, innovation and profitability. Visit sgi.com for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Forward Looking Statements

The statements made in this press release regarding projected financial results, including SGI's guidance and outlook, and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of factors, including, but not limited to the following: substantial sales to U.S. government entities, which are subject to the government's budgetary constraints; customer concentration risks; fluctuations in the buying patterns and sizes of customer orders from one quarter to the next; increased competition causing SGI to sell products or services at lower margins than expected; lengthy acceptance cycles of SGI's products by certain customers and their effects on SGI's revenue and liquidity; development or product delivery delays, delays in obtaining necessary components from suppliers or delays in customer acceptance once products are delivered; the addition of new customers or loss of existing customers; unexpected changes in the price for, and the availability of, components from SGI's suppliers; SGI's ability to enhance its products with new and better designs and functionality; actions taken by competitors, such as new product announcements or introductions or changes in pricing; market acceptance of newer products; and risks related to SGI's term loan. Some of these risks and uncertainties are described in more detail in SGI's most recent Form 10-Q, Form 10-K and other filings with the Securities and Exchange Commission ("SEC") and are available at the SEC's web site at http://www.sec.gov. Forward-looking statements are made based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Use of Non-GAAP Financial Measures

This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization and impairment of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-offs; (5) gains or losses on investments; and (6) other non-recurring costs. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between GAAP and non-GAAP financial results is provided in this press release. The adjustments made should not be construed as an inference that all such adjustments or costs are unusual, infrequent or non-recurring. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2015 Silicon Graphics International Corp. All rights reserved. SGI and the SGI logo are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                            Three Months Ended         Nine Months Ended
                         ------------------------  ------------------------
                          March 27,    March 28,    March 27,    March 28,
                             2015         2014         2015         2014
                         -----------  -----------  -----------  -----------

Revenue                  $   118,504  $   124,283  $   368,355  $   387,862
Cost of revenue               84,845       93,213      265,515      285,061
                         -----------  -----------  -----------  -----------

Gross profit                  33,659       31,070      102,840      102,801
                         -----------  -----------  -----------  -----------

Operating expenses:
  Research and
   development                13,016       17,327       40,995       47,063
  Sales and marketing         14,248       19,105       46,889       55,516
  General and
   administrative             12,840       16,431       41,399       43,460
  Restructuring                    -            9          116          646
                         -----------  -----------  -----------  -----------
    Total operating
     expenses                 40,104       52,872      129,399      146,685
                         -----------  -----------  -----------  -----------

Loss from operations          (6,445)     (21,802)     (26,559)     (43,884)
                         -----------  -----------  -----------  -----------

  Interest expense, net       (1,614)         (41)      (1,714)         (94)
  Other income
   (expense), net               (575)         533         (679)       2,521
                         -----------  -----------  -----------  -----------
    Total other income
     (expense), net           (2,189)         492       (2,393)       2,427
                         -----------  -----------  -----------  -----------
Loss before income taxes      (8,634)     (21,310)     (28,952)     (41,457)
Income tax provision             128          548          581          908
                         -----------  -----------  -----------  -----------
Net loss                 $    (8,762) $   (21,858) $   (29,533) $   (42,365)
                         ===========  ===========  ===========  ===========

Basic and diluted net
 loss per share          $     (0.25) $     (0.64) $     (0.86) $     (1.24)
                         ===========  ===========  ===========  ===========

Shares used in computing
 basic and diluted net
 loss per share               34,586       34,325       34,462       34,199
                         ===========  ===========  ===========  ===========

Share-based compensation
 by category is as
 follows:
Cost of revenue          $       559  $       431  $     1,591  $     1,332
Research and development         663          532        1,881        1,745
Sales and marketing              717          832        2,282        2,159
General and
 administrative                1,957        1,473        5,812        4,525
                         -----------  -----------  -----------  -----------
Total                    $     3,896  $     3,268  $    11,566  $     9,761
                         ===========  ===========  ===========  ===========

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                      March 27,    June 27,
                                                         2015        2014
                                                     ----------- -----------
                       ASSETS
Current assets:
  Cash and cash equivalents                          $    79,922 $   109,297
  Current portion of restricted cash                       2,110       2,273
  Accounts receivable, net                                83,307      72,076
  Inventories                                            100,351      47,354
  Current portion of deferred cost of revenue             10,118      12,180
  Prepaid expenses and other current assets               16,071      19,802
                                                     ----------- -----------
    Total current assets                                 291,879     262,982
Non-current portion of restricted cash                     2,167       2,177
Property and equipment, net                               37,711      34,584
Goodwill and Intangible assets, net                       11,536      13,207
Non-current portion of deferred cost of revenue            7,951       7,592
Other non-current assets                                  43,897      44,396
                                                     ----------- -----------
      Total assets                                   $   395,141 $   364,938
                                                     =========== ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $    45,652 $    53,128
  Accrued compensation                                    17,832      20,049
  Short-term debt                                          4,258           -
  Current portion of deferred tax liabilities             15,846      15,846
  Current portion of deferred revenue                     81,325      78,675
  Other current liabilities                               28,282      37,814
                                                     ----------- -----------
    Total current liabilities                            193,195     205,512
Long-tem debt                                             68,250           -
Non-current portion of deferred revenue                   45,693      45,422
Long-term income taxes payable                             8,949      10,114
Retirement benefit obligations                            10,336      12,931
Other non-current liabilities                              7,770       8,807
                                                     ----------- -----------
    Total liabilities                                    334,193     282,786
Stockholders' equity                                      60,948      82,152
                                                     ----------- -----------
      Total liabilities and stockholders' equity     $   395,141 $   364,938
                                                     =========== ===========

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                     Three Months Ended
                     ------------------------------------------------------
                                         March 27, 2015
                                               Gross Profit
                        Net             ------------------------- Operating
                       Loss      EPS    Product  Service   Total   Expenses
                     --------  -------  -------  -------  -------  --------
GAAP                 $ (8,762) $ (0.25) $18,604  $15,055  $33,659  $ 40,104

  Share-based
   compensation   (1)   3,896     0.11      145      414      559    (3,337)
  Amortization
   and impairment
   of acquired
   intangibles    (1)     106        -       75        -       75       (31)
  Restructuring
   and severance  (2)     708     0.02       (5)     479      474      (234)
  Other non-
   recurring
   items          (2)     688     0.02        -       68       68      (390)
                     --------  -------  -------  -------  -------  --------
Non-GAAP             $ (3,364) $ (0.10) $18,819  $16,016  $34,835  $ 36,112
                     ========  =======  =======  =======  =======  ========

Gross Margin
  Gross margin on
   a GAAP basis                            22.6%    41.7%    28.4%
  Gross margin on
   a Non-GAAP
   basis                                   22.8%    44.4%    29.4%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per share               34,586

                                       Three Months Ended
                     ------------------------------------------------------
                                         March 28, 2014
                                               Gross Profit
                        Net             ------------------------- Operating
                       Loss      EPS    Product  Service   Total   Expenses
                     --------  -------  -------  -------  -------  --------
GAAP                 $(21,858) $ (0.64) $15,168  $15,902  $31,070  $ 52,872

  Share-based
   compensation   (1)   3,268     0.10      141      290      431    (2,837)
  Amortization of
   acquired
   intangibles    (1)   1,047     0.03      441        -      441      (606)
  Restructuring
   and severance  (2)   7,145     0.21      176    1,275    1,451    (5,694)
  Excess and
   obsolete
   inventory      (2)   2,182     0.06    2,182        -    2,182         -
  Other non-
   recurring
   items          (2)     819     0.02        2        -        2      (817)
                     --------  -------  -------  -------  -------  --------
Non-GAAP             $ (7,397) $ (0.22) $18,110  $17,467  $35,577  $ 42,918
                     ========  =======  =======  =======  =======  ========

Gross Margin
  Gross margin on
   a GAAP basis                            17.7%    41.5%    25.0%
  Gross margin on
   a Non-GAAP
   basis                                   21.1%    45.5%    28.6%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per share               34,325

                                       Three Months Ended
                     ------------------------------------------------------
                                        December 26, 2014
                                               Gross Profit
                       Net              -------------------------
                     (Loss)/                                      Operating
                      Income     EPS    Product  Service   Total   Expenses
                     --------  -------  -------  -------  -------  --------
GAAP                 $(10,438) $ (0.30) $21,547  $15,262  $36,809  $ 46,813

  Share-based
   compensation   (1)   4,171     0.12      122      444      566    (3,605)
  Amortization
   and impairment
   of acquired
   intangibles    (1)   1,310     0.04      900        -      900      (410)
  Restructuring
   and severance  (2)   3,792     0.11        8      693      701    (3,091)
  Other non-
   recurring
   items          (2)   1,268     0.03        -       10       10    (1,258)
                     --------  -------  -------  -------  -------  --------
Non-GAAP             $    103  $  0.00  $22,577  $16,409  $38,986  $ 38,449
                     ========  =======  =======  =======  =======  ========

Gross Margin
  Gross margin on
   a GAAP basis                            21.5%    40.3%    26.6%
  Gross margin on
   a Non-GAAP
   basis                                   22.5%    43.3%    28.2%

Weighted average
 shares used in
 computing:
  Basic net loss
   per share                    34,375
  Diluted net
   income per
   share                        35,134

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                       Nine Months Ended
                    -------------------------------------------------------
                                         March 27, 2015
                                              Gross Profit
                       Net             -------------------------- Operating
                      Loss      EPS    Product  Service    Total   Expenses
                    --------  -------  -------  -------  --------  --------
GAAP                $(29,533) $ (0.86) $56,260  $46,580  $102,840  $129,399

  Share-based    (1)
   compensation       11,566     0.34      375    1,216     1,591    (9,975)
  Amortization   (1)
   and
   impairment of
   acquired
   intangibles         1,631     0.05    1,119        -     1,119      (512)
  Restructuring  (2)
   and severance       5,592     0.16      160    1,452     1,612    (3,980)
  Other non-     (2)
   recurring
   items               2,506     0.07        -       78        78    (2,198)
                    --------  -------  -------  -------  --------  --------
Non-GAAP            $ (8,238) $ (0.24) $57,914  $49,326  $107,240  $112,734
                    ========  =======  =======  =======  ========  ========

Gross Margin
  Gross margin
   on a GAAP
   basis                                  21.8%    42.1%     27.9%
  Gross margin
   on a Non-GAAP
   basis                                  22.5%    44.6%     29.1%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per
   share                       34,462

                                       Nine Months Ended
                    -------------------------------------------------------
                                         March 28, 2014
                                              Gross Profit
                       Net             -------------------------- Operating
                      Loss      EPS    Product  Service    Total   Expenses
                    --------  -------  -------  -------  --------  --------
GAAP                $(42,365) $ (1.24) $51,287  $51,514  $102,801  $146,685

  Share-based    (1)
   compensation        9,761     0.28      444      888     1,332    (8,429)
  Amortization   (1)
   of acquired
   intangibles         2,933     0.09    1,138        -     1,138    (1,795)
  Restructuring  (2)
   and severance       9,995     0.29      920    1,735     2,655    (7,340)
  Excess and     (2)
   obsolete
   inventory           5,424     0.16    5,424        -     5,424         -
  Other non-     (2)
   recurring
   items               3,649     0.11      106        -       106    (3,543)
  Gain on        (2)
   investment         (1,717)   (0.05)       -        -         -         -
  Income tax     (2)
   abatement            (611)   (0.02)       -        -         -         -
                    --------  -------  -------  -------  --------  --------
Non-GAAP            $(12,931) $ (0.38) $59,319  $54,137  $113,456  $125,578
                    ========  =======  =======  =======  ========  ========

Gross Margin
  Gross margin
   on a GAAP
   basis                                  18.8%    44.5%     26.5%
  Gross margin
   on a Non-GAAP
   basis                                  21.8%    46.8%     29.3%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per
   share                       34,199

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization and impairment of intangible assets.
(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

  (a) Restructuring charges and severance -- Restructuring charges consist primarily of severance expense, facility closure and relocation costs.
  (b) Other non-recurring items include settlements, headquarters relocation costs, asset impairments, acquisition- related costs, and costs associated with contract manufacturing transition / termination.
  (c) Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure and other products that are at the end of the product life cycle.

                    Silicon Graphics International Corp.
                           TRENDED FINANCIAL DATA
                               (In thousands)
                                (Unaudited)

              Q1 FY14  Q2 FY14  Q3 FY14  Q4 FY14  Q1 FY15  Q2 FY15  Q3 FY15
             -------- -------- -------- -------- -------- -------- --------

Total
 Revenue
  Americas   $102,212 $ 62,648 $ 56,554 $ 56,122 $ 67,670 $ 87,615 $ 72,585
  APJ          24,266   24,383   52,508   35,182   26,418   33,671   32,155
  EMEA         21,041   29,029   15,221   50,780   17,613   16,864   13,764
             -------- -------- -------- -------- -------- -------- --------
    Total
     revenue $147,519 $116,060 $124,283 $142,084 $111,701 $138,150 $118,504
             ======== ======== ======== ======== ======== ======== ========
Revenue
  Product    $108,820 $ 77,334 $ 85,927 $102,484 $ 75,002 $100,288 $ 82,398
  Service      38,699   38,726   38,356   39,600   36,699   37,862   36,106
             -------- -------- -------- -------- -------- -------- --------
    Total
     revenue $147,519 $116,060 $124,283 $142,084 $111,701 $138,150 $118,504
             ======== ======== ======== ======== ======== ======== ========
Cost of
 revenue
  Product    $ 88,692 $ 61,343 $ 70,759 $ 84,991 $ 58,893 $ 78,741 $ 63,794
  Service      20,579   21,234   22,454   21,487   20,436   22,600   21,051
             -------- -------- -------- -------- -------- -------- --------
    Total
     cost of
     revenue $109,271 $ 82,577 $ 93,213 $106,478 $ 79,329 $101,341 $ 84,845
             ======== ======== ======== ======== ======== ======== ========
Gross margin
 by Product
 and Service
  Product
   Gross
   Margin        18.5%    20.7%    17.7%    17.1%    21.5%    21.5%    22.6%
  Service
   Gross
   Margin        46.8%    45.2%    41.5%    45.7%    44.3%    40.3%    41.7%
    Total
     gross
     margin      25.9%    28.8%    25.0%    25.1%    29.0%    26.6%    28.4%
             -------- -------- -------- -------- -------- -------- --------

                    Silicon Graphics International Corp.
                             CORE REVENUE TREND
                               (In thousands)
                                 (Unaudited)

               Q1 FY14  Q2 FY14  Q3 FY14  Q4 FY14  Q1 FY15  Q2 FY15  Q3 FY15
              -------- -------- -------- -------- -------- -------- --------

Core Revenue
  Federal (*) $ 76,374 $ 44,402 $ 45,013 $ 37,077 $ 60,674 $ 72,286 $ 57,143
  Interna-
   tional /
   Commercial
   (**)         55,259   62,482   77,215  103,470   49,841   65,191   60,391
              -------- -------- -------- -------- -------- -------- --------

    Total
     Core
     Revenue   131,633  106,884  122,228  140,547  110,515  137,477  117,534
              -------- -------- -------- -------- -------- -------- --------

Legacy Cloud    15,886    9,176    2,055    1,537    1,186      673      970
              -------- -------- -------- -------- -------- -------- --------

      Total
      Revenue $147,519 $116,060 $124,283 $142,084 $111,701 $138,150 $118,504
              ======== ======== ======== ======== ======== ======== ========

(*) Core Federal revenue includes U.S. government customers, system integrators, and higher education and research institutions
(**) Core International / Commercial revenue excludes revenue related to legacy cloud infrastructure

Contact Information:

SGI Investor Relations

Annie Leschin
(415) 775-1788
annie@streetsmartir.com

Ben Liao
(669) 900-8090
bliao@sgi.com